UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OURPET’S COMPANY

(Exact name of registrant as specified in its charter)

Colorado (State of incorporation or organization)	34-1480558 (I.R.S. Employer Identification No.)

1300 East Street, Fairport Harbor, OH (Address of Principal Executive Offices)	44077 (Zip Code)

2017 Stock Option Plan

(Full Title of the Plan)

Steven Tsengas Chairman, President and CEO OurPet’s Company 1300 East Street Fairport Harbor, Ohio 44077 (440) 354-6500	Copy to: Connie S. Carr, Esq. Kohrman Jackson & Krantz LLP 1375 East 9th Street, 29th Floor Cleveland, Ohio 44114 (216) 696-8700

(Name, address, telephone number, including area code of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	1,750,000 shares	$1.56	(2)	$2,730,000	$316.40

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement shall cover any additional shares of common stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

(2)	Estimated solely for the purpose of computing the registration fee upon the basis of fluctuating market prices pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price was determined by averaging the high and low prices of the Company’s shares of common stock, as reported on the OTCQX on June 6, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the 2017 Stock Option Plan of OurPet’s Company(the “Plan”), a Colorado corporation (the “Company”) pursuant to Rule 428(b)(1) issued by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 31, 2017;

(b)	The Company’s Proxy Statement filed with the Commission on April 20, 2017;

(c)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the Commission on May 15, 2017;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on March 1, 2017, April 10, 2017, April 19, 2017, April 28, 2017, May 15, 2017; and May 25, 2017 and June 8, 2017.

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 10-SB dated January 8, 2001 (File No. 000-31279), as amended, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

2

Item 6.	Indemnification of Directors and Officers.

Certain provisions of the Colorado Business Corporation Act, the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, the Indemnification Agreement between the Company and each director, and certain other contracts provide that in certain cases, officers and directors of the Company will be indemnified by the Company against certain costs, expenses and liabilities which such officer or director may incur in his or her capacity as such.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	2017 Stock Option Plan of OurPet’s Company (incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the Commission on April 20, 2017)

5.1	Opinion of Kohrman Jackson & Krantz LLP.

23.1	Consent of NMS, Inc.

23.2	Consent of Kohrman Jackson & Krantz LLP. (contained in its opinion filed as Exhibit 5.1)

24.1	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport Harbor, State of Ohio, on June 8, 2017.

OurPet’s Company

By:	/s/ Steven Tsengas
Steven Tsengas, Chairman and CEO

Know All Men By These Presents, that each person whose signature appears below hereby constitutes and appoints Connie S. Carr his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including, without limitation, any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Steven Tsengas	Chairman, Chief Executive Officer and	June 8, 2017
Steven Tsengas	Director (Principal Executive Officer)

	Chief Financial Officer (Principal Financial	June 8, 2017
/s/ Scott R. Mendes	and Accounting Officer)
Scott R. Mendes

/s/ Joseph T. Aveni	Director	June 8, 2017
Joseph T. Aveni

/s/ William L. Lechtner	Director	June 8, 2017
William L. Lechtner

/s/ Charles C. MacMillan	Director	June 8, 2017
Charles C. MacMillan

/s/ John W. Spirk, Jr.	Director	June 8, 2017
John W. Spirk, Jr.

5

EXHIBIT INDEX

4.1	2017 Stock Option Plan of OurPet’s Company (incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the Commission on April 20, 2017)

5.1	Opinion of Kohrman Jackson & Krantz LLP.

23.1	Consent of NMS, Inc.

23.2	Consent of Kohrman Jackson & Krantz LLP. (contained in its opinion filed as Exhibit 5.1)

24.1	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

6